Exhibit 99.B(m)(1)(A)(i)

May 1, 2009

ING Investors Trust

7337 East Doubletree Ranch Road

Scottsdale, Arizona  85258

Re:                               Reduction in Fee Payable under the ING Investors Trust Amended and Restated Distribution Plan

Ladies and Gentlemen:

ING Funds Distributor, LLC (“IFD”) hereby waives a portion of the distribution fee payable to IFD for the funds listed on Amended Schedule A of the ING Investors Trust Amended and Restated Distribution Plan (the “Distribution Plan”), in an amount equal to 0.10% per annum on the average daily net assets attributable to Service 2 Class Shares as if the distribution fee specified in the Distribution Plan were 0.15%.  Except as otherwise noted on Amended Schedule A, by this letter, we agree to waive that fee for the period May 1, 2009 through May 1, 2010.

Please indicate your agreement to this reduction in fee by executing below in the place indicated.

Sincerely,

/s/ Todd Modic
Todd Modic
Senior Vice President

Agreed and Accepted:

ING Investors Trust

By:	/s/ Kimberly A. Anderson
Kimberly A. Anderson
Senior Vice President

7337 E. Doubletree Ranch Rd.	Tel: 480-477-3000	ING Funds Distributor, LLC
Scottsdale, AZ 85258-2034	Fax: 480-477-2744
www.ingfunds.com

AMENDED SCHEDULE A

with respect to

ING INVESTORS TRUST

AMENDED AND RESTATED DISTRIBUTION PLAN

SERVICE 2 CLASS

Portfolios

ING AllianceBernstein Mid Cap Growth Portfolio
ING Artio Foreign Portfolio
ING BlackRock Large Cap Growth Portfolio
ING BlackRock Large Cap Value Portfolio
ING Clarion Global Real Estate Portfolio
ING Clarion Real Estate Portfolio
ING Disciplined Small Cap Value Portfolio
ING Evergreen Health Sciences Portfolio
ING Evergreen Omega Portfolio
ING FMRSM Diversified Mid Cap Portfolio
ING Franklin Income Portfolio
ING Global Resources Portfolio
ING Goldman Sachs Commodity Strategy Portfolio
ING Growth and Income Portfolio II
ING Index Plus International Equity Portfolio
ING International Growth Opportunities Portfolio
ING Janus Contrarian Portfolio
ING JPMorgan Emerging Markets Equity Portfolio
ING JPMorgan Small Cap Core Equity Portfolio
ING JPMorgan Value Opportunities Portfolio
ING LifeStyle Aggressive Growth Portfolio
ING LifeStyle Conservative Portfolio
ING LifeStyle Growth Portfolio
ING LifeStyle Moderate Growth Portfolio
ING LifeStyle Moderate Portfolio
ING Limited Maturity Bond Portfolio
ING Liquid Assets Portfolio
ING Lord Abbett Affiliated Portfolio
ING Marsico Growth Portfolio
ING Marsico International Opportunities Portfolio

ING MFS Total Return Portfolio
ING MFS Utilities Portfolio
ING Multi-Manager International Small Cap Portfolio
ING Oppenheimer Main Street Portfolio®
ING PIMCO High Yield Portfolio
ING PIMCO Total Return Bond Portfolio
ING Pioneer Equity Income Portfolio

ING Pioneer Fund Portfolio

ING Pioneer Mid Cap Value Portfolio
ING Stock Index Portfolio
ING T. Rowe Price Capital Appreciation Portfolio
ING T. Rowe Price Equity Income Portfolio
ING Templeton Global Growth Portfolio
ING Van Kampen Capital Growth Portfolio
ING Van Kampen Global Franchise Portfolio
ING Van Kampen Growth and Income Portfolio
ING Wells Fargo Small Cap Disciplined Portfolio

Date last amended: May 1, 2009